Exhibit 99.1 Commitment Growth Leadership Safety Sustainability Solutions Driven By Energy Strength Team RBC Capital Markets Service Global Energy and Power Virtual Conference Performance June 3, 2020 Community ValueExhibit 99.1 Commitment Growth Leadership Safety Sustainability Solutions Driven By Energy Strength Team RBC Capital Markets Service Global Energy and Power Virtual Conference Performance June 3, 2020 Community Value

Forward Looking Statements and Other Disclosures

COVID-19 Impact: At this time, we cannot quantify the impact that the COVID-19 virus will have on the economy, and more particularly, on Chesapeake Utilities Corporation ("Chesapeake Utilities or the Company"). The earnings and capital estimates we have included herein do not reflect any estimates of the potential impact. As we gain further clarity on the disruption to our operations caused by COVID-19, including the impact on our projected gross margin, EPS estimates, timing of capital expenditures, etc., we will update our guidance as necessary.

Safe Harbor Statement: Some of the Statements in this document concerning future Company performance will be forward-looking within the meanings of the securities laws. Actual results may materially differ from those discussed in these forward-looking statements, and you should refer to the additional information contained in Chesapeake Utilities' 2019 Annual Report on Form 10-K, Form 10-Q for the quarter ended March 31, 2020 filed with the SEC and other SEC filings concerning factors that could cause those results to be different than contemplated in today's discussion.

REG D Disclosure: Today's discussion includes certain non-GAAP financial measures as defined under SEC Regulation D. Although non-GAAP measures are not intended to replace the GAAP measures for evaluation of Chesapeake's performance, Chesapeake believes that the portions of the presentation, which include certain non-GAAP financial measures, provide a helpful comparison for an investor's evaluation purposes.

Gross Margin (non-GAAP measure): Gross Margin is determined by deducting the cost of sales from operating revenue. Cost of sales includes the purchased fuel cost for natural gas, electric and propane distribution operations and the cost of labor spent on different revenue-producing activities and excludes depreciation, amortization and accretion. Other companies may calculate gross margin in a different manner.

2

Current Situation Successful Track Record, Positive Future Outlook Long-term Track Record Significant capital investment over the last 10+ years. Top quartile growth in earnings, dividends and total shareholder returns. Doubled our market capitalization twice in the last 10 years. First quarter performance was strong, including announcement of dividend increase of 8.6% Long-term earnings and capital guidance re-affirmed. COVID-19 Impact Safety is top of mind and guiding our planning and execution. Planned, thoughtful approach with no confirmed employee cases to date. Growth projects still being executed. Growth strategy still in tact. Positive and negative financial impacts but navigating through successfully. Accelerates Our Transformation, Better Positions Us for Future Growth Operational improvements were well underway. Collaboration across the business units to enhance our operating efficiencies was part of our culture. COVID-19 is accelerating these efforts and team is fully engaged on transforming how we operate. We will emerge stronger and more focused on the things that really matter: safety, an engaged work force and doing our part to grow our energy delivery businesses in support of a sustainable, clean energy future. 3Current Situation Successful Track Record, Positive Future Outlook Long-term Track Record Significant capital investment over the last 10+ years. Top quartile growth in earnings, dividends and total shareholder returns. Doubled our market capitalization twice in the last 10 years. First quarter performance was strong, including announcement of dividend increase of 8.6% Long-term earnings and capital guidance re-affirmed. COVID-19 Impact Safety is top of mind and guiding our planning and execution. Planned, thoughtful approach with no confirmed employee cases to date. Growth projects still being executed. Growth strategy still in tact. Positive and negative financial impacts but navigating through successfully. Accelerates Our Transformation, Better Positions Us for Future Growth Operational improvements were well underway. Collaboration across the business units to enhance our operating efficiencies was part of our culture. COVID-19 is accelerating these efforts and team is fully engaged on transforming how we operate. We will emerge stronger and more focused on the things that really matter: safety, an engaged work force and doing our part to grow our energy delivery businesses in support of a sustainable, clean energy future. 3

Business Overview Diversified Energy Delivery Business Natural Gas Distribution Delaware, Maryland, Florida Natural Gas Transmission Delaware, Maryland, Pennsylvania, Florida 81% Electric Distribution Florida Propane Distribution and AutoGas Delaware, Maryland, Pennsylvania, Virginia, Florida Marlin Mobile CNG Temporary Services and Combined Heat & Power 19% Eastern United States Natural Gas Transportation Ohio Operating Income from Continuing Operations For the Year Ended December 31, (in thousands) 2019 2018 2017 2016 2015 Regulated Energy $ 86,584 $ 79,215 $ 74,584 $ 71,515 $ 62,137 Unregulated Energy 1 9,939 1 7,124 14,941 11,732 14,244 Other businesses and eliminations (236) (1,496) 205 402 418 Total Operating Income from 4 Continuing Operations $ 106,287 $ 94,843 $ 89,730 $ 83,649 $ 76,799 Unregulated Energy Regulated EnergyBusiness Overview Diversified Energy Delivery Business Natural Gas Distribution Delaware, Maryland, Florida Natural Gas Transmission Delaware, Maryland, Pennsylvania, Florida 81% Electric Distribution Florida Propane Distribution and AutoGas Delaware, Maryland, Pennsylvania, Virginia, Florida Marlin Mobile CNG Temporary Services and Combined Heat & Power 19% Eastern United States Natural Gas Transportation Ohio Operating Income from Continuing Operations For the Year Ended December 31, (in thousands) 2019 2018 2017 2016 2015 Regulated Energy $ 86,584 $ 79,215 $ 74,584 $ 71,515 $ 62,137 Unregulated Energy 1 9,939 1 7,124 14,941 11,732 14,244 Other businesses and eliminations (236) (1,496) 205 402 418 Total Operating Income from 4 Continuing Operations $ 106,287 $ 94,843 $ 89,730 $ 83,649 $ 76,799 Unregulated Energy Regulated Energy

Solid Track Record of Return on Equity (ROE) th Consistently Exceeding the Peer Median and 75 Percentile th * 10-Year Peer 75 Percentile – 10.08% * 10-Year Peer Median – 8.86% Return on Equity For the periods ending December 31, 2019 1 Year 3 Year 5 Year 10 Year CPK 12.01% 11.89% 11.84% 11.83% Peer Median 8.90% 10.04% 8.59% 8.86% Peer 75th Percentile 10.44% 10.63% 10.32% 10.08% * Normal Comparative Peer Group 5Solid Track Record of Return on Equity (ROE) th Consistently Exceeding the Peer Median and 75 Percentile th * 10-Year Peer 75 Percentile – 10.08% * 10-Year Peer Median – 8.86% Return on Equity For the periods ending December 31, 2019 1 Year 3 Year 5 Year 10 Year CPK 12.01% 11.89% 11.84% 11.83% Peer Median 8.90% 10.04% 8.59% 8.86% Peer 75th Percentile 10.44% 10.63% 10.32% 10.08% * Normal Comparative Peer Group 5

Growth in Earnings per Share 13 Years of Record Earnings st For Periods Ended December 31 Basic GAAP Earnings per Share $4.50 $3.97 $4.00 $3.56 $3.46 $3.50 $2.87 $3.00 $2.73 $2.48 $2.50 $2.27 $2.01 $1.93 $2.00 $1.83 $1.45 $1.50 $1.00 $0.50 $- 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 6Growth in Earnings per Share 13 Years of Record Earnings st For Periods Ended December 31 Basic GAAP Earnings per Share $4.50 $3.97 $4.00 $3.56 $3.46 $3.50 $2.87 $3.00 $2.73 $2.48 $2.50 $2.27 $2.01 $1.93 $2.00 $1.83 $1.45 $1.50 $1.00 $0.50 $- 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 6

Strong Track Record of Dividend Growth Driven by Earnings Growth $2.00 $1.76 $1.80 $1.62 $1.60 $1.48 $1.40 $1.30 $1.22 $1.15 $1.20 $1.08 $1.03 $0.97 $1.00 $0.92 $0.88 $0.80 $0.60 $0.40 $0.20 $- 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 On May 7, 2020, the Board of Directors increased the annualized dividend to $1.76 per share, an increase of 8.6%. The $0.14 per share increase aligns our five year EPS growth rate of 9.9% with our five year dividend growth rate of 8.9%. The latest increase represents the 17th consecutive year of dividend growth, and will result in Chesapeake having doubled its dividend over the last ten years. 7Strong Track Record of Dividend Growth Driven by Earnings Growth $2.00 $1.76 $1.80 $1.62 $1.60 $1.48 $1.40 $1.30 $1.22 $1.15 $1.20 $1.08 $1.03 $0.97 $1.00 $0.92 $0.88 $0.80 $0.60 $0.40 $0.20 $- 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 On May 7, 2020, the Board of Directors increased the annualized dividend to $1.76 per share, an increase of 8.6%. The $0.14 per share increase aligns our five year EPS growth rate of 9.9% with our five year dividend growth rate of 8.9%. The latest increase represents the 17th consecutive year of dividend growth, and will result in Chesapeake having doubled its dividend over the last ten years. 7

As of December 31 Stock Price (except 5/31/2020) $1,485 $1,572 $1,332 $1,284 $1,092 $867 $725 $578 $436 $415 $395 $301 $215 Market Capitalization Increased Performance is Driving Increased Value $1,800 $95.83 $100 $90.34 $90 $1,600 $81.30 $78.55 $80 $1,400 $66.95 $70 $1,200 $56.75 $60 $1,000 $49.66 $50 $800 $40.01 $40 $30.27 $28.90 $600 $27.68 $30 $21.37 $20.99 $400 $20 $200 $10 $- $- Market Cap (in millions) Stock Price 8 As of December 31 (except 5/31/2020) Market Capitalization (in Millions)As of December 31 Stock Price (except 5/31/2020) $1,485 $1,572 $1,332 $1,284 $1,092 $867 $725 $578 $436 $415 $395 $301 $215 Market Capitalization Increased Performance is Driving Increased Value $1,800 $95.83 $100 $90.34 $90 $1,600 $81.30 $78.55 $80 $1,400 $66.95 $70 $1,200 $56.75 $60 $1,000 $49.66 $50 $800 $40.01 $40 $30.27 $28.90 $600 $27.68 $30 $21.37 $20.99 $400 $20 $200 $10 $- $- Market Cap (in millions) Stock Price 8 As of December 31 (except 5/31/2020) Market Capitalization (in Millions)

Total Shareholder Return

Generating Solid Shareholder Returns Over the Long-Term


Average Annualized Shareholder Return
For Periods Ending May 31, 2020
25%
20%
15%
10%
5%
0%
-5%
-10%
-15%
1 Year
-10%
-3%
1%
6%
13%
3 Year
3%
5%
9%
7%
10%
5 Year
10%
14%
13%
10%
10%
10 Year
12%
14%
19%
12%
13%
20 Year
11%
12%
15%
9%
6%
Peer Median
Peer 75th Percentile
CPK
Dow Jones Util
S&P 500

Compound Annual Shareholder Return

For the periods ending May 31, 2020

	1 Year	3 Year	5 Year	10 Year	20 Year
CPK	1.29%	8.62%	13.48%	19.12%	14.68%
Median*	-9.85%	3.32%	9.73%	12.49%	10.91%
75th Percentile*	-3.04%	4.66%	13.60%	13.83%	11.6%
Dow Jones Util	6.02%	6.92%	10.16%	12.42%	8.56%
S&P 500	12.86%	10.23%	9.84%	13.13%	5.93%

Source: Bloomberg

Normal Comparative Peer Group

9

Chesapeake Utilities’ COVID-19 Response Our Focus and The Outcome to Date Objective #1 Do whatever it takes to keep our people and our communities as safe as possible We have been successful in achieving both of those objectives. Our results for the first quarter were strong and we are Objective #2 progressing well. By keeping our people safe, we can continue to operate the essential energy delivery systems that our customers depend on and that are vital to our economy 10Chesapeake Utilities’ COVID-19 Response Our Focus and The Outcome to Date Objective #1 Do whatever it takes to keep our people and our communities as safe as possible We have been successful in achieving both of those objectives. Our results for the first quarter were strong and we are Objective #2 progressing well. By keeping our people safe, we can continue to operate the essential energy delivery systems that our customers depend on and that are vital to our economy 10

Chesapeake Utilities' COVID-19 Response

An Unwavering Commitment to the Safety of Employees, their Families, our Customers and the Communities we serve

Pandemic Action Plan

- Executed Chesapeake's Pandemic Plan adopted in 2007 with focus on safety and performance
- Activated cross-functional pandemic teams
- "Return to Office" planning sub-groups (comprised of individuals across the organization) are mapping our path forward
- Entire leadership team meeting multiple times weekly
- Focus on "defining the new normal", including identifying opportunities for how we operate more efficiently moving forward

Employees

- Employee monitoring by Human Resources
- Social distancing protocols in effect along with personal protective equipment, where appropriate
- Employees working remotely as much as possible
- Weekly CEO Town Meeting calls with all employees; survey after each call
- Premium pay for customer facing positions and non-remote staff
- CHROME "notebook" purchases to support employees' kids who need additional technology support
- EAP and other employee support initiatives offered

Customers

- Our distribution and transmission businesses are considered essential businesses
- Suspended service disconnects
- Waived late fees
- Extended payment terms
- Proactively promoting budget programs and payment options to customers
- Additional funding provided to our Sharing Program to support customers who need financial assistance
- Created new Sharing Program in Florida

Communities

- Commitment to local communities is something we do everyday
- Additional $200,000 in contributions to local organizations to aid in the fight against the COVID-19 impact, including to the: United Way, Salvation Army and Food Bank
- Chesapeake has committed to matching employee donations to local community organizations

Investors/Financial Community

- Various communications, including emails and a letter from the CEO
- Enhanced web site coverage of our ongoing plans and communications
- Participation in various virtual conferences and roadshows with investors as well
- We plan on holding webcast meetings for investors to replace typical roadshow activity
- We will continue to make web site enhancements to further our communications

11

Key Business Factors: COVID–19 Impact

Margin

- In March, lower margin of $400,000 was offset by lower costs of $400,000
- In April, lower C&I load has been partially offset with higher residential load driven by colder weather in April

Expenses

- Employee/labor costs: COVID-19 related employee absences have not impacted operations; Paying premium (1.25x) for employees still reporting into offices and in the field to provide essential services
- Bad debt expense: Continuing to monitor impact and will seek to manage through regulatory mechanisms, customer programs, the Sharing Program, and insurance
- Reduce level of employee travel and offsite conferences for 2020
- Lower interest rates on short-term borrowing can partially offset pressures on C&I margin and essential employees' pay premium

Supply Chain

- No disruptions experienced to date or expected in the future

Pension Plan

- CPK is not delaying its required pension funding for either the CPK or FPU's pension plan until 2021 as allowed under the CARES Act
- CPK has begun de-risking its pension plan and accordingly has moved the portfolio to more of a fixed income line-up

Capital Expenditures

- Work is progressing on growth expansion projects with no meaningful impacts or delays experienced to date or expected
- No proposed change to our 2020 capital expenditure forecast of $185-$215 million.

Liquidity

- Over $100 million of liquidity available under existing bilateral lines of credit ($220 million) and revolving credit facility ($150 million); $90 million new long-term debt July/August 2020
- Secured additional $95 million of short-term debt capacity
- $310 million Long-term Debt Shelf Facilities in place.

12

Current Regulatory Filing Strategy: COVID-19 Maryland PSC (Maryland Division and Sandpiper Energy) • On April 9, 2020, the Maryland PSC issued Order 89542 authorizing the establishment of a regulatory asset for COVID-19 related incremental costs. • Costs incurred beginning on March 16, 2020 may be recorded in the regulatory asset for recovery in future proceedings. Delaware PSC (Delaware Division) • Chesapeake met with the Delaware PSC and other DE Utilities on April 20, 2020 to begin work on a draft order authorizing establishment of a regulatory asset for COVID-19 related expenses, similar to the actions in Maryland • NEW UPDATE: The DE PSC issued an order on May 13, 2020 that authorizes the establishment of a regulatory asset for COVID-19 related incremental costs. (Central Florida Gas Division, FPU Natural Gas, FPU Electric, FPU NG – Florida PSC Indiantown division, FPU NG – Ft. Meade division) • The Florida PSC is having informal discussions with various utilities. FERC (Eastern Shore Natural Gas) • Given the impact to date, no filing has been proposed at this filing. 13Current Regulatory Filing Strategy: COVID-19 Maryland PSC (Maryland Division and Sandpiper Energy) • On April 9, 2020, the Maryland PSC issued Order 89542 authorizing the establishment of a regulatory asset for COVID-19 related incremental costs. • Costs incurred beginning on March 16, 2020 may be recorded in the regulatory asset for recovery in future proceedings. Delaware PSC (Delaware Division) • Chesapeake met with the Delaware PSC and other DE Utilities on April 20, 2020 to begin work on a draft order authorizing establishment of a regulatory asset for COVID-19 related expenses, similar to the actions in Maryland • NEW UPDATE: The DE PSC issued an order on May 13, 2020 that authorizes the establishment of a regulatory asset for COVID-19 related incremental costs. (Central Florida Gas Division, FPU Natural Gas, FPU Electric, FPU NG – Florida PSC Indiantown division, FPU NG – Ft. Meade division) • The Florida PSC is having informal discussions with various utilities. FERC (Eastern Shore Natural Gas) • Given the impact to date, no filing has been proposed at this filing. 13

Chesapeake Utilities’ Strong Performance st 1 Quarter Results § Net Income for the quarter was $28.9 million for the first quarter of 2020 § EPS was $1.76 compared to $1.74 for the first quarter of 2019 § Key Performance Results for the quarter versus the same period in 2019 § Natural gas expansion projects and customer growth generated $2.1 million in additional margin § Boulden Gas, acquired in December 2019, generated $1.9 million of additional margin § Increased retail propane margins resulted in $1.2 million of higher margin § Pre-tax gains of $3.2 million for office/operations property sales occurred in the first quarter § The absence of Marlin Gas Services pipeline integrity projects and the absence of Florida tax savings recorded in Q1 2019 (for 2018) reduced margins by $1.9 million § Customer consumption decreases, primarily due to warmer weather this past winter, reduced operating income by $4.2 million or $0.19 per share, after-tax § Capital Projects continue at a steady pace on target with $41 million capital investment expenditures in the first quarter, and we have over $500 million in credit facilities available to fund our planned projects. § Our Board of Directors expressed their continued confidence in our business by declaring an annualized dividend of $1.76 per share – an increase of 8.6% compared to last year – and doubling of our dividend payment of ten years ago. 14Chesapeake Utilities’ Strong Performance st 1 Quarter Results § Net Income for the quarter was $28.9 million for the first quarter of 2020 § EPS was $1.76 compared to $1.74 for the first quarter of 2019 § Key Performance Results for the quarter versus the same period in 2019 § Natural gas expansion projects and customer growth generated $2.1 million in additional margin § Boulden Gas, acquired in December 2019, generated $1.9 million of additional margin § Increased retail propane margins resulted in $1.2 million of higher margin § Pre-tax gains of $3.2 million for office/operations property sales occurred in the first quarter § The absence of Marlin Gas Services pipeline integrity projects and the absence of Florida tax savings recorded in Q1 2019 (for 2018) reduced margins by $1.9 million § Customer consumption decreases, primarily due to warmer weather this past winter, reduced operating income by $4.2 million or $0.19 per share, after-tax § Capital Projects continue at a steady pace on target with $41 million capital investment expenditures in the first quarter, and we have over $500 million in credit facilities available to fund our planned projects. § Our Board of Directors expressed their continued confidence in our business by declaring an annualized dividend of $1.76 per share – an increase of 8.6% compared to last year – and doubling of our dividend payment of ten years ago. 14

CHESAPEAKE UTILITIES CORPORATION

Recent Stock Performance

Chesapeake Stock Performance vs. Market and Peers

	Closing Price as of 05-31-2020	Closing Price as of 12-31-2019	52-week High	05-31-2020 Closing Price as a % of 12-31-19 Closing Price	Percentile	05-31-2020 Closing Price as a % of 52-week High	Percentile
CPK US Equity	$ 90.34	$ 95.83	$ 101.29	94.27%	*92.30%*	89.19%	*92.30%*
Peer 1	$ 102.78	$ 111.86	$ 121.08	91.88%	*76.90%*	84.89%	*76.90%*
Peer 2	$ 61.71	$ 78.54	$ 87.12	78.57%	*15.30%*	70.83%	*15.30%*
Peer 3	$ 35.12	$ 44.57	$ 51.20	78.80%	*23.00%*	68.59%	*7.60%*
Peer 4	$ 23.83	$ 27.84	$ 30.67	85.60%	*38.40%*	77.70%	*38.40%*
Peer 5	$ 64.11	$ 73.73	$ 77.26	86.95%	*53.80%*	82.98%	*69.20%*
Peer 6	$ 60.12	$ 71.67	$ 80.52	83.88%	*30.70%*	74.66%	*30.70%*
Peer 7	$ 83.97	$ 93.57	$ 96.97	89.74%	*69.20%*	86.59%	*84.60%*
Peer 8	$ 26.40	$ 28.58	$ 31.98	92.37%	*84.60%*	82.55%	*53.80%*
Peer 9	$ 28.36	$ 32.98	$ 34.48	85.99%	*46.10%*	82.25%	*46.10%*
Peer 10	$ 72.92	$ 83.31	$ 88.00	87.53%	*61.50%*	82.86%	*61.50%*
Peer 11	$ 255.56	$ 242.16	$ 283.35	105.53%	*100.00%*	90.19%	*100.00%*
Peer 12	$ 31.84	$ 45.16	$ 54.81	70.50%	*0.00%*	58.09%	*0.00%*
Peer 13	$ 48.17	$ 61.82	$ 65.76	77.92%	*7.60%*	73.25%	*23.00%*
S&P (SPX INDEX)	$ 3,044.31	$ 3,230.78	$ 3,393.52	94.23%	*87.50%*	89.71%	*93.70%*
DJI INDEX	$ 25,383.11	$ 28,538.44	$ 29,568.57	88.94%	*56.20%*	85.84%	*75.00%*
UTIL INDEX	$ 806.92	$ 879.17	$ 963.80	91.78%	*68.70%*	83.72%	*62.50%*

Comparative Peer Group
Source: Bloomberg/Yahoo Finance

CPK all-time high stock price of $101.29 on February 13, 2020
Impact of COVID – 19 on stock market volatility in recent weeks.

15

Chesapeake Utilities’ Long-Term Prospects We Are Positioned for Continued Growth Long-term Strategy is in Objective #1 Tact Do whatever it takes to keep our people and our communities as safe as possible We have been successful in Business Realignment/ achieving Transformation Underway both of those Objective #2 objectives. By keeping our people safe, we can continue to operate the essential energy delivery systems that our customers depend on and that are vital to our economy The future of CPK continues to look very bright 16Chesapeake Utilities’ Long-Term Prospects We Are Positioned for Continued Growth Long-term Strategy is in Objective #1 Tact Do whatever it takes to keep our people and our communities as safe as possible We have been successful in Business Realignment/ achieving Transformation Underway both of those Objective #2 objectives. By keeping our people safe, we can continue to operate the essential energy delivery systems that our customers depend on and that are vital to our economy The future of CPK continues to look very bright 16

Driving Our Actions Focus on Shareholder Value and Growth • High standards of safety and operational performance. • Optimize growth opportunities within rate, customer demand and market constraints • Maintain a regulated/ unregulated business mix designed to produce better than utility returns and an acceptable level of risk • New regulated and unregulated growth through greenfield projects, acquisitions and partnerships • Focus on business units, services and products that align with our core business strengths • Achieve Peer Group upper quartile performance in annual EPS, ROE, Dividend Growth and Total Shareholder Return • Continue to evolve Chesapeake’s organization structure, employee resources and development, operating practices and technology platforms to keep pace with the Strategic Growth Plan • Sustain our successful culture, our special sauce, including our positive relationships with employees, customers, communities we serve, regulatory bodies and investors 17Driving Our Actions Focus on Shareholder Value and Growth • High standards of safety and operational performance. • Optimize growth opportunities within rate, customer demand and market constraints • Maintain a regulated/ unregulated business mix designed to produce better than utility returns and an acceptable level of risk • New regulated and unregulated growth through greenfield projects, acquisitions and partnerships • Focus on business units, services and products that align with our core business strengths • Achieve Peer Group upper quartile performance in annual EPS, ROE, Dividend Growth and Total Shareholder Return • Continue to evolve Chesapeake’s organization structure, employee resources and development, operating practices and technology platforms to keep pace with the Strategic Growth Plan • Sustain our successful culture, our special sauce, including our positive relationships with employees, customers, communities we serve, regulatory bodies and investors 17

Looking Forward
2020 – 2022 Strategic Growth Initiatives


Complete transmission projects
Earnings Per Share Growth
Develop new transmission infrastructure projects
DNG and FPU gas organic growth
Expand Marlin CNG delivery
Return on Equity
Total Shareholder Return
Dividend Growth
Elkton Gas acquisition
RNG and LNG transport services and RNG processing
Propane business growth via acquisitions, start-ups and AutoGas
Disciplined Capital Investment
Combined Heat and Power Projects

18

Near-term Focus Aligned with Our Strategic Growth Initiatives • Complete transmission projects currently underway - Del-Mar Energy Pathway, Callahan Pipeline, West Palm Beach Expansion • DNG and FPU expansion plans will enable us to continue to grow customers at greater than the national average • Further penetration of natural gas distribution in Cecil County, Maryland through Elkton Gas acquisition • Continue to grow the propane business including new start-up territories, AutoGas and acquisitions like Boulden and Ohl • Develop transmission pipeline projects similar to the Northwest Florida Pipeline and the Guernsey Power Plant Pipeline in Ohio • Expand Marlin CNG delivery footprint across the Southeast and Mid-Atlantic • Seek natural gas Combined Heat and Power Projects similar to Eight Flags • Identify, develop and execute aspirational growth projects consistent with our core energy delivery competencies including strategic acquisitions • Develop RNG and LNG transport services and RNG processing opportunities 19Near-term Focus Aligned with Our Strategic Growth Initiatives • Complete transmission projects currently underway - Del-Mar Energy Pathway, Callahan Pipeline, West Palm Beach Expansion • DNG and FPU expansion plans will enable us to continue to grow customers at greater than the national average • Further penetration of natural gas distribution in Cecil County, Maryland through Elkton Gas acquisition • Continue to grow the propane business including new start-up territories, AutoGas and acquisitions like Boulden and Ohl • Develop transmission pipeline projects similar to the Northwest Florida Pipeline and the Guernsey Power Plant Pipeline in Ohio • Expand Marlin CNG delivery footprint across the Southeast and Mid-Atlantic • Seek natural gas Combined Heat and Power Projects similar to Eight Flags • Identify, develop and execute aspirational growth projects consistent with our core energy delivery competencies including strategic acquisitions • Develop RNG and LNG transport services and RNG processing opportunities 19

CPK’s Renewable Natural Gas Proposition Presents Multiple Investment Opportunities Distribution Transmission Marlin Operations Operations Potential investment Additional Interstate pipeline Investment in gas processing transportation interconnects for equipment which we equipment to Opportunity receipt of renewable will seek to include support this growing natural gas in rate base opportunity Tariff changes made No tariff changes by ESNG to accept Regulatory Unregulated Gas initially; will be part this pipeline quality Transport of the PGA. gas. PPC filing to be Actions done in the future. Multi-year contracts Multi-year contracts for receipt of gas into Multi-year contracts for processing and system and delivery to transport gas to Long-term Value receipt of gas into into distribution pipeline systems. distribution system. system. There are numerous profitable investment opportunities across the CPK value chain as we play a key role in ensuring a sustainable future for our local communities. 20CPK’s Renewable Natural Gas Proposition Presents Multiple Investment Opportunities Distribution Transmission Marlin Operations Operations Potential investment Additional Interstate pipeline Investment in gas processing transportation interconnects for equipment which we equipment to Opportunity receipt of renewable will seek to include support this growing natural gas in rate base opportunity Tariff changes made No tariff changes by ESNG to accept Regulatory Unregulated Gas initially; will be part this pipeline quality Transport of the PGA. gas. PPC filing to be Actions done in the future. Multi-year contracts Multi-year contracts for receipt of gas into Multi-year contracts for processing and system and delivery to transport gas to Long-term Value receipt of gas into into distribution pipeline systems. distribution system. system. There are numerous profitable investment opportunities across the CPK value chain as we play a key role in ensuring a sustainable future for our local communities. 20

Potential RNG Scenario on the Delmarva Peninsula

Across the CPK Value Chain



Poultry Farms processes generate Chicken Waste & Waste Water

Composting Plant

generates Raw Compost Fertilizer



Organic Fertilizer

Landfill

Biodigester

generates Processed Fertilizer and RNG





Renewable Natural Gas (RNG) can be flared off, or processed and cleaned and ultimately distributed to residential LDC customers

MARLIN GAS SERVICES



EASTERN SHORE NATURAL GAS



CHESAPEAKE UTILITIES



After processing and cleaning, RNG can be transported by Marlin to Eastern Shore Natural Gas pipelines, and ultimately distributed to Chesapeake LDC residential customers

Economic and Environmental Sustainability
For DelMarVa Poultry Industry and Chesapeake Bay Watershed

21

Capital Expenditures Estimate for 2020 Estimate for Fiscal 2020 (dollars in thousands) Low High Regulated Energy: Natural gas distribution $ 72,000 $ 83,000 Natural gas transmission 83,000 96,000 Electric distribution 5,000 7,000 Total Regulated Energy 160,000 186,000 Unregulated Energy: Propane distribution 10,000 11,000 Energy transmission 6,000 6,000 Other unregulated energy 6,000 8,000 Total Unregulated Energy 22,000 25,000 Other: Corporate and other businesses 3,000 4,000 Total 2020 Capital Expenditures $ 185,000 $ 215,000 The Company's capital expenditures were $41 million for the three months ended March 31, 2020. We will continue to update this forecast as we move through the year, including any capital delays resulting from COVID-19. 22Capital Expenditures Estimate for 2020 Estimate for Fiscal 2020 (dollars in thousands) Low High Regulated Energy: Natural gas distribution $ 72,000 $ 83,000 Natural gas transmission 83,000 96,000 Electric distribution 5,000 7,000 Total Regulated Energy 160,000 186,000 Unregulated Energy: Propane distribution 10,000 11,000 Energy transmission 6,000 6,000 Other unregulated energy 6,000 8,000 Total Unregulated Energy 22,000 25,000 Other: Corporate and other businesses 3,000 4,000 Total 2020 Capital Expenditures $ 185,000 $ 215,000 The Company's capital expenditures were $41 million for the three months ended March 31, 2020. We will continue to update this forecast as we move through the year, including any capital delays resulting from COVID-19. 22

Major Projects and Initiatives Increasing Shareholder Value by Continuously Seeking and Developing Projects and Initiatives We continue to pursue Gross Margin for the Period projects that will further Three Months Ended Year Ended Estimated for March 31, December 31, Fiscal enhance our margin in thousands 2020 2019 2019 2020 2021 growth in 2020 and 2021, Expansions: Western Palm Beach County, Florida Expansion and will add to the table - includig interim services $ 1 ,000 $ 131 $ 2,139 $ 5,227 $ 5 ,227 as projects are finalized. Del-Mar Energy Pathway - including interim services 189 165 731 2,512 4 ,100 Auburndale 170 - 283 679 679 Callahan Intrastate Pipeline - - - 3,219 6,400 We will continue to Guernsey Power Station - - - - 700 update our gross margin Marlin Gas Services 1,347 2,329 5,410 6,400 7 ,000 estimates as we move Total Expansions 2 ,706 2,625 8 ,563 18,037 2 4,106 Acquisitions: through the year, Boulden Acquisition 1,888 - 329 3,800 4 ,200 including any margin Elkton Gas Company - - - TBD TBD impacts as a result of Total Acquisitions 1,888 - 329 3 ,800 4,200 Regulatory Initiatives: COVID-19. Florida GRIP 3,695 3 ,782 1 3,528 14,858 1 5,831 Hurricane Michael regulatory proceeding - - - TBD TBD Margin numbers for Total Regulatory Initiatives 3 ,695 3 ,782 13,528 14,858 1 5,831 Elkton Gas acquisition Total $ 8,289 $ 6,407 $ 22,420 $ 36,695 $ 4 4,137 and Hurricane Michael regulatory proceeding will $ 1,882 $ 14,275 $ 7,442 Change be added once finalized. Key 2020 Margin Increase Drivers (Total $14.3 million increase): • $9.5 million from new expansion initiatives • $3.5 million from recent acquisitions (Excluding Elkton Gas Company) • $1.3 million from regulatory initiatives (Excluding Hurricane Michael Regulatory Proceeding) 23Major Projects and Initiatives Increasing Shareholder Value by Continuously Seeking and Developing Projects and Initiatives We continue to pursue Gross Margin for the Period projects that will further Three Months Ended Year Ended Estimated for March 31, December 31, Fiscal enhance our margin in thousands 2020 2019 2019 2020 2021 growth in 2020 and 2021, Expansions: Western Palm Beach County, Florida Expansion and will add to the table - includig interim services $ 1 ,000 $ 131 $ 2,139 $ 5,227 $ 5 ,227 as projects are finalized. Del-Mar Energy Pathway - including interim services 189 165 731 2,512 4 ,100 Auburndale 170 - 283 679 679 Callahan Intrastate Pipeline - - - 3,219 6,400 We will continue to Guernsey Power Station - - - - 700 update our gross margin Marlin Gas Services 1,347 2,329 5,410 6,400 7 ,000 estimates as we move Total Expansions 2 ,706 2,625 8 ,563 18,037 2 4,106 Acquisitions: through the year, Boulden Acquisition 1,888 - 329 3,800 4 ,200 including any margin Elkton Gas Company - - - TBD TBD impacts as a result of Total Acquisitions 1,888 - 329 3 ,800 4,200 Regulatory Initiatives: COVID-19. Florida GRIP 3,695 3 ,782 1 3,528 14,858 1 5,831 Hurricane Michael regulatory proceeding - - - TBD TBD Margin numbers for Total Regulatory Initiatives 3 ,695 3 ,782 13,528 14,858 1 5,831 Elkton Gas acquisition Total $ 8,289 $ 6,407 $ 22,420 $ 36,695 $ 4 4,137 and Hurricane Michael regulatory proceeding will $ 1,882 $ 14,275 $ 7,442 Change be added once finalized. Key 2020 Margin Increase Drivers (Total $14.3 million increase): • $9.5 million from new expansion initiatives • $3.5 million from recent acquisitions (Excluding Elkton Gas Company) • $1.3 million from regulatory initiatives (Excluding Hurricane Michael Regulatory Proceeding) 23

Capital Capacity to Support Future Growth


(in thousands)
Stockholders' Equity
Long-Term Debt
Short-Term Debt * *
$1,000,000
$500,000
$0
$689,692
$182,548
$149,006
$358,138
12/31/15
$805,010
$221,970
$136,954
$446,086
12/31/16
$944,079
$260,390
$197,395
$486,294
12/31/17
$1,140,852
$306,393
$316,020
$518,439
12/31/18
$1,294,716
$292,971
$440,168
$561,577
12/31/19
$1,294,251
$269,939
$440,183
$584,129
3/31/20

Equity/Permanent Capitalization	70.6%	76.5%	71.1%	**62.1%**	**56.1%**	57.9%
Equity/Total Capitalization	51.9%	55.4%	51.5%	**45.4%**	**43.4%**	45.1%

***Short-term Debt Includes Current Portion of Long-Term Debt*

Green Line Shows 50% Equity to Total Capital Target

Available Financing Capacity

- **$370 million bank lines of credit through October 2020**
- **$95 million incremental liquidity for 2020 capital if needed**
- **$310 million private placement shelf facilities available for additional financing needs**

- **$90 million of committed long-term debt to permanently finance short-term borrowing**

$50 million 3.00% to be funded July 2020
$40 million 2.96% to be funded August 2020

Chesapeake seeks to align permanent financing with the in-service dates of its capital projects

Target Equity to Total Capitalization Ratio of 50% or Higher

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Capital Investment Guidance

Continued Record Investment in Our Business to Drive Growth



Target 2018 – 2022 : $750 million - $1 billion
Capital Expenditures in thousands
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
$282,861
$198,986
$215,000*
$30,000*
$185,000*
Reach $1 billion
Reach $750
$303,153
$250,000
$53,153
2018
2019
Budget 2020
Target 2021-2022

**We will continue to update this forecast as we move through the year, including any capital deployment delays resulting from COVID-19.*

Management reaffirms its five year capital expenditure guidance of $750 million to $1 billion. From January 1, 2018-March 31, 2020, of the five-year forecasted period through 2022, the Company has invested $523 million on new capital expenditures.

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Reaffirm Current Earnings Guidance 2022 EPS Target Range of $4.70 - $4.90 $5.00 $4.90 On February 26, $0.20 2020, we updated our EPS guidance $4.55 based on our $4.50 current strategic $0.35 plan planned investments and growth prospects. $4.00 $4.70 We are continuing to monitor the COVID- $4.20 19 impacts and will $3.50 provide updates, as * $3.72 necessary, to our EPS target range. $3.00 2019 2022 Guidance: 2022 Guidance: Pre 2/26/20 Post 2/26/20 * 2019 EPS $3.72 from Continuing Operations 26Reaffirm Current Earnings Guidance 2022 EPS Target Range of $4.70 - $4.90 $5.00 $4.90 On February 26, $0.20 2020, we updated our EPS guidance $4.55 based on our $4.50 current strategic $0.35 plan planned investments and growth prospects. $4.00 $4.70 We are continuing to monitor the COVID- $4.20 19 impacts and will $3.50 provide updates, as * $3.72 necessary, to our EPS target range. $3.00 2019 2022 Guidance: 2022 Guidance: Pre 2/26/20 Post 2/26/20 * 2019 EPS $3.72 from Continuing Operations 26

ESG Stewardship • We remain steadfast in our commitment to environmental, social and governance stewardship, even through challenging times. • The key to our success is our strong culture that fully engages all of our team members across the organization. • We are a responsible company that promotes integrity, accountability and reliability, with the safety of those we serve as our highest priority. • Our talented and hard-working team is the drive behind our strategic growth and our commitment to providing safe, reliable, sustainable and efficient energy solutions to customers. • Our corporate governance is the foundation of our processes and our decision-making throughout the Company, beginning with our Board of Directors and extending to every employee. • We continue to cultivate the Chesapeake Utilities’ sustainability story. 27ESG Stewardship • We remain steadfast in our commitment to environmental, social and governance stewardship, even through challenging times. • The key to our success is our strong culture that fully engages all of our team members across the organization. • We are a responsible company that promotes integrity, accountability and reliability, with the safety of those we serve as our highest priority. • Our talented and hard-working team is the drive behind our strategic growth and our commitment to providing safe, reliable, sustainable and efficient energy solutions to customers. • Our corporate governance is the foundation of our processes and our decision-making throughout the Company, beginning with our Board of Directors and extending to every employee. • We continue to cultivate the Chesapeake Utilities’ sustainability story. 27

Our Culture of Sustainability 29 American Gas Named 2019 Recognized Upgrade of our Association Safety Governance Team of as a Top Workplace interconnect and large Achievement Awards the Year by Corporate for 8 Consecutive measurement Earned Over the Past Secretary magazine Years facilities 17 Years 525+ Safety Training $144 Million invested, Improvements in our and Outreach Events th since 2012, in Gas damage prevention Conducted in the Last 13 Consecutive Reliability and efforts as part of our 3 Years with First Year of Record Infrastructure Project more global process Responders, Earnings in 2019 in Florida improvement initiative Firefighters, Students and Local Businesses Over 100 Female Energy Conservation Opportunities in Employees Actively Rebates to Alternative energy Renewable Natural Participating in our Residential and vehicles and fueling Gas and Liquefied Commercial Women in Energy stations Natural Gas Customers Program 28Our Culture of Sustainability 29 American Gas Named 2019 Recognized Upgrade of our Association Safety Governance Team of as a Top Workplace interconnect and large Achievement Awards the Year by Corporate for 8 Consecutive measurement Earned Over the Past Secretary magazine Years facilities 17 Years 525+ Safety Training $144 Million invested, Improvements in our and Outreach Events th since 2012, in Gas damage prevention Conducted in the Last 13 Consecutive Reliability and efforts as part of our 3 Years with First Year of Record Infrastructure Project more global process Responders, Earnings in 2019 in Florida improvement initiative Firefighters, Students and Local Businesses Over 100 Female Energy Conservation Opportunities in Employees Actively Rebates to Alternative energy Renewable Natural Participating in our Residential and vehicles and fueling Gas and Liquefied Commercial Women in Energy stations Natural Gas Customers Program 28

A Responsible Company

At Chesapeake Utilities, we draw upon our legacy of expertise to conduct business with environmental responsibility. We are strongly committed to operating in an ecologically-aware manner while increasing environmental benefits in our communities.

Autogas	CHP	CNG	Solar*	Marlin Gas Services
25% *less greenhouse gas emissions*	**80%** *efficiency target met at Eight Flags Energy CHP Plant – designed to produce electricity, steam and water with less air pollutants and water usage*	**30%** *less greenhouse gas emissions*	**538** *kW-dc total installed capacity at three individual sites across three business units*	**23+** *years operating without a single safety incident. Marlin Gas Services is a supplier of mobile CNG and pipeline solutions, and maintains a fleet of steel tube CNG trailers, composite CNG trailers, mobile compression equipment and an internally developed patented regulator system which allows for delivery of over 7,000 Dts/d of natural gas.*
20% *less nitrogen oxide*	**50%+** *reduced emissions including greenhouse gases and reduction in fresh water demand*	**Up to 85%** *less nitrogen oxide*	**2,743** *MMbtu of energy conservation*	
Up to 60% *less carbon monoxide, less particulate emissions*	**21** *megawatts of baseload power producing enough electricity to meet on average 50% of customer demand on Amelia Island in Florida*	**Up to 40%** *less carbon dioxide, less particulate emissions*	**566** *metric tons of CO_2 reduction*	
11 *million gallons of gasoline and diesel fuel displaced since 2013*			**800,000+** *kWh of expected annual production*	

Chesapeake Utilities installed solar arrays in three of its business locations to reduce its carbon footprint and to minimize the commercial electric utility costs to operate its facilities at Sharp Energy in Georgetown, DE; ESNG's compressor station in Bridgeville, DE; and Aspire Energy in Orrville, OH.

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Our Investment Proposition

Commitment to Superior TSR, EPS & Dividend Growth

As of December 31, 2019

Chesapeake Utilities Corporation

Period	Total Return (Annualized) CPK	Total Return (Annualized) Peer Median	EPS Growth (CAGR) CPK	EPS Growth (CAGR) Peer Average	Dividend Growth (CAGR) CPK	Dividend Growth (CAGR) Peer Average	Retention Rate CPK	Retention Rate Peer Average
3 Year	15%	12%	10.3%	7.5%	9.9%	5.8%	60%	40%
5 Year	16%	13%	9.4%	5.7%	8.5%	6.4%	59%	35%
10 Year	19%	15%	11.3%	5.3%	6.8%	5.2%	57%	26%
CPK 2018 - 2022 Target	15%		7.75% to 9.50%		Dividend Growth Supported By Earnings Growth		50% to 55%	

We seek to identify and develop opportunities to drive our future earnings growth and increase shareholder value.

Executing on Our Strategy:

- Increased focus on safety and enhanced operational performance, including operational efficiencies and increased collaboration across our businesses.
- Seek development projects to serve new customers, provide new services and expand into new service areas.
- Pursue expansion projects that serve long-term commercial and industrial customers.
- Investing in propane opportunities to access new markets with significant growth potential.
- Pursue new platforms for growth including CNG, LNG, RNG.
- Maintain our track record of financial discipline to invest in earnings accretive projects.

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Thank You! Beth Cooper Thomas E. Mahn Executive Vice President, Vice President and CFO and Asst. Secretary Treasurer bcooper@chpk.com tmahn@chpk.com Joseph D. Steinmetz Michael Galtman Vice President and Vice President and Controller Chief Accounting Officer jsteinmetz@chpk.com mgaltman @chpk.comThank You! Beth Cooper Thomas E. Mahn Executive Vice President, Vice President and CFO and Asst. Secretary Treasurer bcooper@chpk.com tmahn@chpk.com Joseph D. Steinmetz Michael Galtman Vice President and Vice President and Controller Chief Accounting Officer jsteinmetz@chpk.com mgaltman @chpk.com

Appendix Business Development Projects Driving GrowthAppendix Business Development Projects Driving Growth

Delmarva Natural Gas Distribution Growth Converted Sandpiper Customers from Propane to Natural Gas 2017 Announcing that natural gas is available in • Final segment in Ocean City, Ocean City, MD MD converted to natural gas in April 2020 • Approximately 10,000 customers have been converted (Berlin, West Ocean City, 2020 Ocean Pines, and Ocean City) Turning the valve to disconnect the large • Less than 500 accounts remaining to be converted propane tanks in Ocean City, MD primarily in Pocomoke City and the Town of Snow Hill 33Delmarva Natural Gas Distribution Growth Converted Sandpiper Customers from Propane to Natural Gas 2017 Announcing that natural gas is available in • Final segment in Ocean City, Ocean City, MD MD converted to natural gas in April 2020 • Approximately 10,000 customers have been converted (Berlin, West Ocean City, 2020 Ocean Pines, and Ocean City) Turning the valve to disconnect the large • Less than 500 accounts remaining to be converted propane tanks in Ocean City, MD primarily in Pocomoke City and the Town of Snow Hill 33

Natural Gas Distribution Growth Acquisition of Propane Distribution Systems • Application was filed with the Delaware PSC seeking approval for regulatory accounting treatment and valuation methodology for the acquisition of propane CGS owned by our affiliate, Sharp, and the conversion of the CGS to natural gas service • Specifics of the application included: • Acquire each CGS one at a time and to pay replacement cost for each CGS system • Authorization to pay for and capitalize the CGS residents’ behind-the-meter conversion costs • The involved parties have reached a settlement agreement on the application. PSC approval of the settlement agreement is expected to occur in the second quarter 34Natural Gas Distribution Growth Acquisition of Propane Distribution Systems • Application was filed with the Delaware PSC seeking approval for regulatory accounting treatment and valuation methodology for the acquisition of propane CGS owned by our affiliate, Sharp, and the conversion of the CGS to natural gas service • Specifics of the application included: • Acquire each CGS one at a time and to pay replacement cost for each CGS system • Authorization to pay for and capitalize the CGS residents’ behind-the-meter conversion costs • The involved parties have reached a settlement agreement on the application. PSC approval of the settlement agreement is expected to occur in the second quarter 34

Elkton Gas Company Strategic Fit • Elkton Gas gives CPK an operational platform in Cecil County including personnel, a contractor pool and an operations center which will enable Chesapeake to more quickly expand our footprint in Cecil County • Additional growth is expected in the area, due to its proximity to I-95 and the potential for a new interchange which is expected to spur additional commercial and industrial development • A new 623 acre mixed use development has been proposed that would potentially add 4,289,000 sq. ft. of industrial/warehouse space, 257,600 sq. ft. of commercial/retail space and 1,205 homes • Access to I-95 also provides potential opportunities for Marlin to expand its CNG and LNG business • The acquisition will provide access to additional 35 upstream capacity resources 35Elkton Gas Company Strategic Fit • Elkton Gas gives CPK an operational platform in Cecil County including personnel, a contractor pool and an operations center which will enable Chesapeake to more quickly expand our footprint in Cecil County • Additional growth is expected in the area, due to its proximity to I-95 and the potential for a new interchange which is expected to spur additional commercial and industrial development • A new 623 acre mixed use development has been proposed that would potentially add 4,289,000 sq. ft. of industrial/warehouse space, 257,600 sq. ft. of commercial/retail space and 1,205 homes • Access to I-95 also provides potential opportunities for Marlin to expand its CNG and LNG business • The acquisition will provide access to additional 35 upstream capacity resources 35

Callahan Pipeline Nassau County, Florida Peninsula Pipeline is constructing a jointly owned 26 mile pipeline serving Nassau and Duval counties in Florida; Project will be jointly owned and built with Seacoast Gas Transmission (affiliate of Emera) • Initial capacity 148,000 DTs/d • Total project cost is estimated at $65 million • Estimated CPK Project Cost: $ 32.5 Million* • Estimated In Service Date: Q3 2020 • 24 Miles of pipe completed and project is on schedule • Estimated Annual Gross Margin: • 2020 - $ 3.2 million • 2021 forward - $ 6.4 million * Chesapeake and Seacoast will fund 50% each. 36Callahan Pipeline Nassau County, Florida Peninsula Pipeline is constructing a jointly owned 26 mile pipeline serving Nassau and Duval counties in Florida; Project will be jointly owned and built with Seacoast Gas Transmission (affiliate of Emera) • Initial capacity 148,000 DTs/d • Total project cost is estimated at $65 million • Estimated CPK Project Cost: $ 32.5 Million* • Estimated In Service Date: Q3 2020 • 24 Miles of pipe completed and project is on schedule • Estimated Annual Gross Margin: • 2020 - $ 3.2 million • 2021 forward - $ 6.4 million * Chesapeake and Seacoast will fund 50% each. 36

West Palm Beach County, Florida Expansion Enhances Reliability and Provides Additional Customer Growth • $33 million capital investment • $1.0 million margin in Q1 2020 • $5.2 million margin in 2020 and beyond • Fully in-service Q3 2020 • Pipeline construction 80% complete • Four PPC projects to serve FPU’s natural gas distribution systems expansions in Palm Beach County. • Resolves a pipeline capacity constraint. 37West Palm Beach County, Florida Expansion Enhances Reliability and Provides Additional Customer Growth • $33 million capital investment • $1.0 million margin in Q1 2020 • $5.2 million margin in 2020 and beyond • Fully in-service Q3 2020 • Pipeline construction 80% complete • Four PPC projects to serve FPU’s natural gas distribution systems expansions in Palm Beach County. • Resolves a pipeline capacity constraint. 37

Del-Mar Pathway Project Under Development

Strategic Growth Initiative

Provides additional natural gas transmission pipeline infrastructure in Eastern Sussex County, Delaware and expands service into Somerset County, Maryland; serves four large anchor customers

- **Estimated Project Cost: $ 37 million**
- **Construction began in January 2020**
- **Interim service generated $0.2 million in Q1 2020**
- **Estimated Fully-In Service: Q4 2021**
- **Estimated Annual Gross Margin:**
  - **2020 - $ 2.5 million**
  - **2021 - $ 4.1 million**
  - **2022 forward - $ 5.1 million**
- **Key Segments of the project:**

Woodside Loop (65% Completed)
- In-Service Q2 20
Hollymount M &R Station (75% Completed)
- In Service Q3 20
East Sussex – Permits being obtained
- In-Service Q4 20
Somerset – Permits being obtained
- In Service Q4 21



Milford
SUSSEX
WICOMICO
WORCESTER

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Aspire Energy – Natural Gas Pipeline Project

Guernsey Power Station, Ohio

- In December 2017, Aspire executed a binding precedent agreement with Guernsey Power Station, LLC (GPS) providing for the relocation of an existing 6" steel Aspire pipeline (completed March 2018).
- Aspire received the exclusive rights to provide natural gas transportation services for a ten year (300,000 Dths per day for a proposed 1,650 MW power plant).
- Guernsey Power Station began construction in Q4 2019. Aspire is finishing design and reviewing bids for construction of interconnect facilities between the Tallgrass Energy Partners Rockies Express Pipeline (REX) and GPS.
- GPS is expected to be in service in Q2 2021.



Existing Aspire Line

Capital Expenditures	$5.5 million
2021 Margin	$0.7 million
Annual Margin 2022 and Beyond	$1.5 million

39